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By this POWER OF ATTORNEY given on 18 February 2000 AIRTOURS plc, a Company registered in England with Company No. 742748 having its registered office at Parkway One, Parkway Business Centre, 300 Princess Road, Manchester M14 7QU ("the Company"), hereby appoints each of DAVID CROSSLAND, TIMOTHY RUSSELL BYRNE and JAMES SCOTT JENNINGS, all of business address Parkway One, as above, and PAUL DEVITT, of business address 100 Barbirolli Square, Manchester M2 3AB, acting severally or jointly, ("the Attorney") the true and lawful attorney of the Company to do and execute for and in the name of and on behalf of the Company all acts matters and things for the purposes of or in connection with or related to the proposed acquisition by the Company directly or indirectly through a subsidiary of the Company of all the outstanding shares of common stock of Travel Services International, Inc. ("the Proposed Acquisition") and in particular (but without limitation) to approve and/or execute for and on behalf of the Company any such agreements, instruments, filings, documents or deeds in connection therewith upon such terms as the Attorney may in his absolute discretion determine,

AND IT IS HEREBY DECLARED that:

(i) every document, matter and thing which shall be made, approved, executed or done by the Attorney for the aforesaid purposes shall be as good, valid and effective as if the same had been made, executed or done by the Company;

(ii) the Company hereby ratifies and confirms and agrees to ratify and confirm from time to time and at all times everything that the Attorney shall do or cause to be done by virtue of and in accordance with this Power of Attorney; and

(iii) the said appointment and the instructions herein contained shall be irrevocable from the date hereof until the date that is three months following the date of this Power of Attorney.

The Power of Attorney shall be governed by and construed in accordance with English law.

IN WITNESS whereof the Company has duly executed and delivered this Deed the day and year first before written.

EXECUTED as a DEED by     )
AIRTOURS plc              )
acting by:                )        /s/ Peter Francis Rothwell
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                                    Director

                                   /s/ David Crossland
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                                   Director/Secretary